DEBENTURE SUBSCRIPTION AGREEMENT

            DEBENTURE SUBSCRIPTION AGREEMENT, dated as of December 22, 2004 (this "Agreement"), between Northeast Bancorp, a bank holding company incorporated in the State of Maine (the "Company"), and NBN Capital Trust IV, a statutory trust created under the laws of the State of Delaware (the "Trust"), relating to the Fixed/Floating Rate Junior Subordinated Debt Securities due 2035 (the "Debentures"), issuable pursuant to an Indenture, dated as of December 22, 2004 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Capital Securities Subscription Agreement (as defined below).

            WHEREAS, the Trust and Greenwich Capital Financial Products, Inc. have entered into a Capital Securities Subscription Agreement, dated December 17, 2004 (the "Capital Securities Subscription Agreement"), in connection with the issuance and sale of capital securities (liquidation amount of $1,000 per security) (the "Capital Securities") by the Trust; and

            WHEREAS, the Company and the Trust have entered into a Common Securities Subscription Agreement, dated December 22, 2004 (the "Common Securities Subscription Agreement"), in connection with the issuance and sale of common securities (liquidation amount of $1,000 per security) (the "Common Securities") by the Trust; and

            WHEREAS, in connection with the Capital Securities Subscription Agreement and the Common Securities Subscription Agreement and the issuance and sale of the Capital Securities and the Common Securities pursuant thereto, the Trust desires to purchase from the Company, and the Company desires to sell to the Trust, all of the Debentures.

            NOW, THEREFORE, in consideration of the foregoing premises and the conditions and agreements hereinafter set forth, the parties hereto agree as follows:

            1.     The Trust hereby offers to purchase from the Company, and the Company hereby accepts such offer and agrees to issue and sell to the Trust, contemporaneously on December 22, 2004, TEN MILLION THREE HUNDRED TEN THOUSAND Dollars ($10,310,000) aggregate principal amount of Debentures, in consideration of the payment of TEN MILLION THREE HUNDRED TEN THOUSAND Dollars ($10,310,000) in immediately available funds.

            2.     The Company represents and warrants that the Debentures have been duly authorized and executed by the Company, and, when duly authenticated and delivered to the Trust in accordance with the terms hereof and of the Indenture, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws, now or thereafter in effect, affecting creditors' rights and remedies generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) the availability of the equitable remedy of specific performance and injunctive relief and other forms of equitable remedies are subject to certain equitable defenses and to the discretion of the court before which any proceeding may be brought, and (iii) the enforceability of provisions relating to indemnification and contribution may be limited under applicable federal, state, or other securities laws or the public policy underlying such laws.

            3.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles of said State other than Section 5-1401 of the New York General Obligations Law.

            4.     This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have caused this Debenture Subscription Agreement to be duly executed as of the date first written above.

Northeast Bancorp
By: _____________________________ Name: Title:
NBN Capital Trust IV
By: ______________________________ James D. Delamater Administrator
By: ______________________________ Philip C. Jackson Administrator
By: ______________________________ Robert S. Johnson Administrator

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